EXHIBIT 99.1

MedQuest, Inc. Announces Record Revenues for the Quarter and Nine Months Ended September 30, 2004

Alpharetta, Georgia, November 03, 2004 - MedQuest, Inc., a leading operator of independent, fixed-site, outpatient diagnostic imaging centers, today announced record revenues for the quarter and nine months ended September 30, 2004.

Based upon preliminary results, revenues for the quarter ended September 30, 2004 increased to a record $75.8 million, representing an increase of 18.8%, as compared to revenues of $63.8 million for the quarter ended September 30, 2003.  Revenues for the nine months ended September 30, 2004 also increased to a record $213.8 million, representing an increase of 19.3%, as compared to revenues of $179.2 million for the nine months ended September 30, 2003.  The increase was the result of growth in the number of scans performed at existing centers and an increase in the number of centers from 83 at September 30, 2003 to 93 at September 30, 2004.

Income from operations increased to $11.0 million for the third quarter of 2004 as compared to $10.3 million for the third quarter of 2003.  Income from operations was $28.2 million for the nine months ended September 30, 2004 as compared to $24.5 million for the nine months ended September 30, 2003.

In addition, net income before interest, income taxes, depreciation and amortization, and certain non-recurring compensation and legal expenses (“Adjusted EBITDA”) increased to $20.5 million for the third quarter of 2004, representing an increase of 19.9%, as compared to Adjusted EBITDA of $17.1 million for the third quarter of 2003.  Adjusted EBITDA for the nine months ended September 30, 2004 increased to $56.2 million, representing an increase of 23.8%, as compared to Adjusted EBITDA of $45.4 million for the nine months ended September 30, 2003.

Adjusted EBITDA in 2004 reflects adjustments for certain non-recurring compensation expenses amounting to $1.0 million for the three and nine months ended September 30, 2004 and legal expenses amounting to $2.7 million for the nine months ended September 30, 2004.  The compensation expenses were paid in connection with and from the proceeds of the 12¼% senior discount notes issued in August 2004.  The legal expenses related to: 1) attorney fees, expenses and associated costs incurred in connection with the legal matters subsequently discussed; 2) management’s estimate of the final costs related to the anticipated settlement of the United States Department of Justice investigation; and 3) dismissal without prejudice in May 2004, in conjunction with a settlement, of the class action lawsuit which was initially filed against the Company in February 2003.

“Our performance during the past nine months is a continuing testament to our commitment to quality, customer service and controlled strategic growth, and we continue to believe that this commitment markedly differentiates our business model within the industry,” said Gene Venesky, Chief Executive Officer of MedQuest, Inc.

Capital expenditures were $16.3 million for the third quarter of 2004 as compared to $5.2 million for the third quarter of 2003.  Capital expenditures were $40.4 million for the nine months ended September 30, 2004 as compared to $22.0 million for the nine months ended September 30, 2003.  Cash provided by operating activities was $16.8 million for the nine months ended September 30, 2004, as compared to $17.7 million for the nine months ended September 30, 2003.  The Company’s total debt to last twelve months (“LTM”) EBITDA (net income before interest, income taxes, depreciation and amortization) was 5.07x at September 30, 2004.

MedQuest, Inc. will conduct a conference call to discuss information included in this news release and related matters at 2 p.m. EST on Thursday, November 4, 2004.  The conference call can be accessed at (800) 299-9630 (domestic) or (617) 786-2904 (international). Interested parties should call at least ten (10) minutes prior to the call to register and should use participant passcode #66565572. The conference call will be broadcast live, and will be available for replay through Thursday, November 11, 2004, at www.fulldisclosure.com using the symbol QEST.

ABOUT MEDQUEST, INC. - MedQuest, Inc. is a leading operator of independent, fixed-site, outpatient diagnostic imaging centers in the United States. These centers provide high quality diagnostic imaging services using a variety of technologies, including magnetic resonance imaging (MRI), computed tomography (CT), nuclear medicine, general radiology, ultrasound, and mammography.  MedQuest, Inc. operates a network of ninety-four centers in thirteen states located primarily throughout the southeastern and southwestern United States.

This press release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, statements regarding our future growth and profitability, growth strategy and trends in the industry in which we operate. These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. We can give no assurance that such forward-looking statements will prove to be correct.  Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are general economic and business conditions, the effect of healthcare industry trends on third-party reimbursement rates and demand for our services, limitations and delays in reimbursement by third-party payors, changes in governmental regulations that affect our ability to do business, actions of our competitors, introduction of new technologies, risks associated with our acquisition strategy and integration costs, and the additional factors and risks contained in our Registration Statement on Form S-4 declared effective on October 14, 2004.

Condensed Consolidated Statements of Operations (in thousands)

	Three months ended September 30,		Nine months ended September 30,		LTM September 30,
	2004	2003	2004	2003	2004
	(unaudited)		(unaudited)		(unaudited)

Net revenues from services	$75,805	$63,803	$213,838	$179,163	$277,587
Costs and expenses
Operating expenses, excluding depreciation	32,048	27,305	89,683	77,699	117,046
Marketing, general and administrative expenses	24,365	19,416	71,864	56,031	92,286
Depreciation and amortization	8,434	6,739	24,053	20,922	31,417
Income from operations	10,958	10,343	28,238	24,511	36,838
Interest expense, net	7,889	6,174	20,738	18,043	27,060

Equity in earnings of unconsolidated joint venture	(96)	—	(204)	—	(226)
Income before provision for income taxes	3,165	4,169	7,704	6,468	10,004
Provision for income taxes	1,266	1,677	3,082	2,597	4,093
Net income	$1,899	$2,492	$4,622	$3,871	$5,911

Adjusted EBITDA Reconciliation (in thousands)

The following table reconciles the difference between net income, as determined under United States of America generally accepted accounting principles, and Adjusted EBITDA:

	Three months ended September 30,		Nine months ended September 30,		LTM September 30,
	2004	2003	2004	2003	2004
	(unaudited)		(unaudited)		(unaudited)

Net income	$1,899	$2,492	$4,622	$3,871	$5,911
Interest expense, net	7,889	6,174	20,738	18,043	27,060
Provision for income taxes	1,266	1,677	3,082	2,597	4,093
Depreciation and amortization	8,434	6,739	24,053	20,922	31,417
EBITDA	19,488	17,082	52,495	45,433	68,481

Compensation expenses	1,043	—	1,043	—	1,043

Legal expenses	—	—	2,700	—	3,200

Adjusted EBITDA	$20,531	$17,082	$56,238	$45,433	$72,724

Condensed Consolidated Balance Sheets (in thousands)

	September 30, 2004	December 31, 2003
	(unaudited)

Assets
Cash and cash equivalents	$314	$6,731
Patient receivables, net of allowances	71,564	61,490
Other current assets	7,241	6,044
Total current assets	79,119	74,265
Property and equipment, net	94,960	82,107
Other assets	69,622	67,109
Total assets	$243,701	$223,481

Liabilities and stockholders’ deficit
Other current liabilities	$22,874	$26,925
Current portions of long-term debt and capital leases	2,542	2,184
Total current liabilities	25,416	29,109
Long-term debt and capital leases	344,443	247,483
Other	11,205	8,673
Total liabilities	381,064	285,265
Redeemable preferred stock	50,000	50,000
Total stockholders’ deficit	(187,363)	(111,784)
Total liabilities and stockholders’ deficit	$243,701	$223,481

This press release contains financial information that is not prepared in accordance with generally accepted accounting principles (“GAAP”).  Investors are cautioned that the non-GAAP financial measures are not to be construed as an alternative to GAAP.  The Company’s management uses Adjusted EBITDA, defined as earnings before interest, income taxes, depreciation and amortization, and certain non-recurring compensation and legal expenses, in its internal analysis of operating performance.  Management believes that Adjusted EBITDA provides useful information to investors for meaningful comparison to prior periods and analysis of the critical components of results of operations.  In particular, management believes that adjusting for certain non-recurring compensation and legal expenses related to the compensation expense, which was financed with a portion of the proceeds from the issuance of the 12¼% senior discount notes, settlement of the class action lawsuit and the anticipated settlement of the United States Department of Justice investigation may be helpful to investors because such non-recurring items are not expected to directly affect the Company’s ongoing operating performance.

Contact:	Thomas C. Gentry
Chief Financial Officer
4300 North Point Parkway
Alpharetta, Georgia 30022
(770) 300-0101